UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1122 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.03 Material Modification to Rights of Security Holders

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-4.1 Amendment No. 2 to Rights Agreement dated as of July 19, 2006, between the Company and National City Bank

Item 3.03 Material Modification to Rights of Security Holders.

       On July 19, 2006, the Company amended its Rights Agreement, as amended, dated as of June 19, 2000, between the Company and SunTrust Bank (the “Rights Agreement”). Each preferred share purchase right issued under the Rights Agreement, when exercisable, entitles the holder to purchase from the Company 1/100th of a share of the Company’s Series A Preferred Stock. Amendment No. 2 to the Rights Agreement appoints National City Bank as the Company’s new Rights Agent and provides, among other things, that the Rights Agent shall be liable only for its gross negligence, bad faith or willful misconduct and that the reasonable costs and expenses of enforcing the Rights Agent’s indemnification rights shall be paid by the Company.

        The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

       (d)  Exhibits

Exhibit 4.1 Amendment No. 2 to Rights Agreement dated as of July 19, 2006, between the Company and National City Bank.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: July 19, 2006

Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 2 to Rights Agreement dated as of July 19, 2006, between the Company and National City Bank